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                                                                    EXHIBIT 99.2


                         CMC SECURITIES CORPORATION II
        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      (EXCLUDES PRIVATELY-OFFERED MPCS TOTALING $217,198,748 AT ISSUANCE)
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                                       AMOUNT OF
                                      BENEFICIAL
                NAME AND ADDRESS       OWNERSHIP
 MPC SERIES      OF BENEFICIAL       (PRINCIPAL AT    PERCENTAGE
 REFERENCE          OWNER              2/25/97)       OF SERIES
------------- --------------------   --------------  --------------------------
1993-2A        Cede & Co.              $ 62,182,296     93.9345%
               P.O. Box 20
               Bowling Green Station
               New York, NY
               10274

1993-2B        Cede & Co.              $ 68,558,140    100.0000%
               (see above)

1993-2C        Cede & Co.              $ 32,261,975     24.6864%
               (see above)

               Teachers Insurance      $ 97,726,712     74.7790%
               & Annuity
               Association of America
               Securities Division,
               Mail Stop 41
               730 Third Avenue,
               3rd Floor
               New York, NY 10017

               CMI Investors 3LP       $  9,999,000      7.6511%
               2 Lincoln Center
               5420 LBJ Freeway,
               Suite 515
               Dallas, TX  75240

1993-2D        Cede & Co.              $ 90,203,466     96.9119%
               (see above)

1993-2E        Cede & Co.              $209,953,383     99.0076%
               (see above)

1993-2F        Cede & Co.              $ 80,218,154    100.0000%
               (see above)

1993-2G        Cede & Co.              $ 68,725,941     36.6242%
               (see above)

               Teachers Insurance      $117,803,710     62.7778%
               & Annuity Association
               of America
               (see above)

1993-2H        Cede & Co.              $107,162,987    100.0000%
               (see above)

1993-2I        Cede & Co.              $154,483,829    100.0000%
               (see above)

1995-A         Cede & Co.              $112,826,006    100.0000%
               (see above)

1996-A         Cede & Co.              $ 80,870,587    100.0000%
               (see above)

1996-B         Cede & Co.              $176,103,018    100.0000%
               (see above)

1996-C         Cede & Co.              $219,106,666    100.0000%
               (see above)
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